Exhibit 10.45

                          CONSOLIDATED PROMISSORY NOTE

As of November 20, 1997                                             $750,000.00
Apollo Beach, Florida

        David W. Clarke and Apollo International of Delaware, Inc., a Delaware corporation, collectively referred to herein as "MAKER", for value received and pursuant to a resolution passed by its Board of Directors on November 5, 1997, hereby jointly and severally promise to pay to the order of Polynos Investments, N.V., a Netherlands Antilles company, referred to herein as "HOLDER," its successors or assigns, the sum of Seven Hundred and Fifty Thousand and 00/100 ($750,000.00) Dollars at Front Street 7, SMITCO Building, Suite 3-4, Philipsburg, St. Maarten, N.W.I., with interest at the rate of twelve (12%) percent per annum from the date hereof.

        THIS CONSOLIDATED PROMISSORY NOTE (THE "NOTE") REPLACES AND IS IN FULL SUBSTITUTION OF TWO PROMISSORY NOTES DATED NOVEMBER 7, 1997 AND NOVEMBER 20, 1997 MADE BY MAKER IN FAVOR OF HOLDER, WHICH PROMISSORY NOTES WERE DELIVERED IN RESPECT OF A LOAN TO MAKER BY HOLDER OF AN AGGREGATE PRINCIPAL AMOUNT OF $750,000.00.

        MAKER agrees to pay to HOLDER all interest accrued on the principal amount from the date hereof commencing January 1, 1998 and due on the first day of each successive month until the entire principal amount hereof shall have been paid in full. MAKER agrees to pay to HOLDER the entire unpaid principal balance hereof, and all accrued interest thereon, upon the earlier of December 31, 1998, or the date MAKER closes on a secondary public offering of its shares and/or other securities.

        This Note is payable in U.S. Dollars. At any time the maximum rate of interest applicable to this transaction shall not exceed the legal maximum rate of interest for a note of this type. Any sums paid in excess of any lawful limitation shall be applied to principal.

        Any payment not received hereunder within fifteen (15) days of its due date shall constitute a default and the full amount of principal and accrued but unpaid interest due hereunder shall become immediately due and payable. After default herein, this Note will bear interest at the highest legal rate for this type of note until paid in full. Upon any default, MAKER agrees to pay a reasonable attorney's fee for any and all services of an attorney, whether in or out of court, and for appeal and post-judgment collection legal services in connection with enforcement of the provisions of this Note.

        MAKER hereby waives demand, protest, presentment for payment, notice of non-payment, notice of protest and diligence in bringing suit against any party, and does hereby


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consent that the time for payment of all or any part of the principal amount, and of the interest thereon, may be extended from time to time by HOLDER without notice and that any such extension shall not discharge or otherwise impair the obligation by this Note.

                                     "MAKER"

                                      /s/
                                      -----------------------------
                                      David W. Clarke, Individually

                                    APOLLO INTERNATIONAL OF DELAWARE, INC.

                                    By: /s/
                                       -----------------------------
                                        David W. Clarke, President

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